Exhibit 10.6
RETURN TO TREASURY AGREEMENT

THIS AGREEMENT made effective as of June 18, 2013

BETWEEN:

TECKMINE INDUSTRIES, INC., a Nevada company having its office at 17622 La Entrada Drive, Yorba Linda, California  92886

(the “Company”)

AND:

STEPHEN BRADY

(the “Shareholder”)

WHEREAS:

A. The Company entered into a Share Exchange Agreement dated April 2, 2013 (the “Exchange Agreement”) with Victory Electronic Cigarettes Inc. (“Victory”) and the shareholders of Victory (the “Victory Shareholders”), as amended, whereby the Company agreed to acquire all of the issued and outstanding common shares in the capital of Victory from the Victory Shareholders in consideration for the issuance of 32,500,000 common shares in the capital of the Company (the “Purchase Shares”) to the Victory Shareholders on a pro-rata basis;

B. The closing of the Exchange Agreement (the “Closing”) is conditional upon, among other things, the Shareholder returning a certain number of common shares in the capital of the Company (each, a “Share”);

C. The Shareholder is the registered and beneficial owner of 10,000,000 Shares; and

D. On the date of the Closing (the “Closing Date”), the Shareholder has agreed to return 9,506,304 Shares (the “Surrendered Shares”) to the treasury of the Company for the sole purpose of the Company cancelling the Surrendered Shares, leaving a balance of 493,696 Shares (the “Remaining Shares”) owned by the Shareholder;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and sum of $10.00 now paid by the Company to the Shareholder and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Surrender of Surrendered Shares

1. Effective as of the Closing Date, the Shareholder hereby surrenders to the Company the Surrendered Shares and delivers to the Company herewith a share certificate or certificates representing the Surrendered Shares, duly endorsed for transfer in blank or accompanied by a duly endorsed stock power of attorney (a “Stock Power” or “Stock Powers”), signatures guaranteed.

Retirement of Surrendered Shares

2. Upon receipt of the Surrendered Shares and any Stock Power or Stock Powers, the Company shall forthwith retire and return the Surrendered Shares to treasury pursuant to §78.283 of Chapter 78 of the Nevada Revised Statutes and shall promptly issue a share certificate to the Shareholder to evidence ownership of the Remaining Shares.

Representations and Warranties

3. The Shareholder represents and warrants to the Company that the Shareholder is the owner of the Surrendered Shares and that he has good and marketable title to the Surrendered Shares and that the Surrendered Shares are free and clear of all liens, security interests or pledges of any kind whatsoever.

Release

4. The Shareholder, together with his heirs, executors, administrators, and assigns, does hereby remise, release and forever discharge the Company, its respective directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which the Shareholder ever had, now or may have howsoever arising out of the original grant and the retirement of the Surrendered Shares.

General

5. Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

6. Time is expressly declared to be the essence of this Agreement.

7. The provisions contained herein constitute the entire agreement among the Company and the Shareholder respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company and the Shareholder with respect to the subject matter hereof.

8. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, as applicable.

9. This Agreement is not assignable without the prior written consent of the parties hereto.

10. This Agreement will be governed by and construed in accordance with the law of the State of Nevada.

11. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by electronic means will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

12. The Company has obtained legal advice concerning this Agreement and has requested that the Shareholder obtain independent legal advice with respect to same before executing it.  In executing this Agreement, the Shareholder represents and warrants to the Company that he has been advised to obtain independent legal advice, and that prior to the execution of this Agreement he has obtained independent legal advice or has, in his discretion, knowingly and willingly elected not to do so.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first above written.

TECKMINE INDUSTRIES, INC.

Per:           /s/ Nathan Woods
Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
STEPHEN BRADY in the presence of:	)
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	)	/s/ Stephen Brady
Print Name	)	STEPHEN BRADY
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